Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 21, 2019 (except Note 18, as to which the date is September 17, 2019), with respect to the financial statements of Avedro, Inc. included in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-233807) and related Prospectus of Glaukos Corporation for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Boston, Massachusetts

October 15, 2019